Fourth Quarter Fiscal 2019 Earnings August 8, 2019 Exhibit 99.2

This presentation contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business, and can be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements may include words such as ”expect,” “anticipate,” “intend,” “believe,” “estimate,” “plan,” “target,” “strategy,” “continue,” “may,” “will,” “should,” variations of such words, or other words and terms of similar meaning. All forward-looking statements reflect our best judgment and are based on several factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Such factors include, but are not limited to, the risks as identified in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of our Annual Report on Form 10-K for the fiscal year ended June 30, 2018, and other risks as identified from time to time in our Securities and Exchange Commission reports. Forward-looking statements are based on information available to us on the date hereof, and we do not have, and expressly disclaim, any obligation to publicly release any updates or any changes in our expectations, or any change in events, conditions, or circumstances on which any forward-looking statement is based. Our actual results and the timing of certain events could differ materially from the forward-looking statements. These forward-looking statements do not reflect the potential impact of any mergers, acquisitions, or other business combinations that had not been completed as of the date of this presentation. Safe Harbor Statement

Non-GAAP Results •In evaluating our business, we consider and use non-GAAP net income, which we define as net income excluding share-based compensation, acquisition related costs, and certain other non-cash or recurring and non-recurring items we do not believe are indicative of our core operating performance as a supplemental measure of operating performance. •Non-GAAP net income is not a measurement of our financial performance under GAAP and should not be considered as an alternative to GAAP net income. We present non-GAAP net income because we consider it an important supplemental measure of our performance since it facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of share-based compensation charges, acquisition related costs, and certain other non-cash or recurring and non-recurring items. •Non-GAAP net income has limitations as an analytical tool and should not be considered in isolation or as a substitute for our GAAP net income. The principal limitations of this measure are that it does not reflect our actual expenses and may thus have the effect of inflating our net income and net income per share as compared to our operating results reported under GAAP. •Please see our fourth quarter fiscal 2019 press release for additional discussion of our use of non-GAAP financial measures, and the tables attached to the end of this presentation for a complete reconciliation of GAAP to non-GAAP financial measures used in this presentation.

Michael Hurlston, Appointed President & CEO, Synaptics “After a comprehensive search, we selected Michael because of his strong track record of growing large businesses to achieve consistent profitable growth and market penetration. He also brings extensive strategy and technology experience in our investment focus areas. We believe that Michael will be a great cultural fit for the company and look forward to his leadership in driving the transformation and next wave of growth for Synaptics.” Nelson Chan Executive Chairman of the Board of Directors of Synaptics Read news release: https://www.synaptics.com/company/news/michael-hurlston-ceo

Q4FY19 Business Highlights *Accelerating Our Corporate Transformation*

Investment areas for higher profitability and growth

- Edge Computing SoCs for Consumer IoT in the smart home
- Fingerprint sensors and TDDI for automotive
- OLED display and touch for mobile devices
- Audio SoCs for wired and true wireless headsets
- High speed wired connectivity for PCs, peripherals and VR

Momentum across focus businesses

- Smart Edge AI AudioSmart SoCs expected in major customer's retail product starting next quarter
- New audio headset SoC design win at major OEM expected to ship in every box starting this quarter
- New OLED touch and display design wins at major smartphone OEMs
- Automotive fingerprint sensors in 2020 model year cars and TDDI design-ins at six major OEMs
- Continued market share leadership in PC touchpads and secure fingerprint authentication

Synaptics | © 2019 Synaptics Incorporated Confidential
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Disciplined Financials Gross margin exceeded high-end of guidance range Product portfolio diversification and rebalancing to focus on higher margin business Improved revenue mix leading to higher and more sustainable margins Two consecutive quarters of non-GAAP gross margin above 39% Targeting 40% gross margins for Q1FY20 OPEX spend was below the low-end of guidance range Significantly scaled back OPEX, including workforce reduction and lower project spend $43M cash flow generated from operations $41M cash used to repurchase 1.44M shares Board increased the share repurchase authorization by $100M, with a total of $190.6M in share repurchase authorization available through July 2021 Q4FY19 Business Highlights Accelerating Our Corporate Transformation

Q4FY19 Financial Results See the tables at the end of this presentation for a reconciliation of GAAP results to non-GAAP financial measures Year over Year Q1’19 Actual Q1’18 Actual Delta $ Delta %

Q4FY18 and Q4FY19 Results vs Q4FY19 Guidance See the tables at the end of this presentation for a reconciliation of GAAP results to non-GAAP financial measures

Fourth Quarter Fiscal 2019 Cash & Debt Debt amounts presented above are as of the end of each quarter presented and represent the balances due to third parties and exclude discount & debt issuance cost adjustments as presented on our balance sheet. $ Millions

Fourth Quarter Fiscal 2019 Balance Sheet Balances are as of the end of each quarter presented Debt, net balance reflects debt net of discount and debt issuance costs Repurchased 3.29 million shares in FY ‘19 for $119 million

First Quarter Fiscal 2020 Guidance See the tables at the end of this presentation for a reconciliation of GAAP results to non-GAAP financial measures

Revenue Trend $ Millions Mid-Point Guidance

Non-GAAP Net Income & EPS Fiscal Quarter Trend Non-GAAP Net Income Non-GAAP EPS See the tables at the end of this presentation for a reconciliation of GAAP results to non-GAAP financial measures

GAAP to Non-GAAP Reconciliation Tables

GAAP to Non-GAAP Reconciliation Tables - continued